Exhibit T3A-10

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "CANNTECH PA, LLC", FILED IN THIS OFFICE ON THE THIRD DAY OF APRIL, A.D. 2019, AT 5:57 O`CLOCK P.M.

AYR Data Room
emma.mcbride@weil.com
Emma McBride
8/9/2023 5:16:03 PM
For Professional Eyes Only, Confidential, Subject to Confidentiality Agreement

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1895

7357990 8100
SR# 20192533747

Authentication: 202578945
Date: 04-04-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

Secretary ofStte Corporatons esimaenes CERTIFICATE OF FORMATION FILED0ss7 Pao4us2019 SR20192535747 ~FleNamber 735790 CANNTECH PA, LLC The undersigned authorized person hereby formts alimited liability company under the Delaware Limited Liability Company Act andadopts asthe Certificate of Formation of such limited liability company the following: 1.The name of the Company: CannTech PA, LLC 2. The name andaddress ofthe registered agent and office of the Company in Delaware: The Corporation Trust Company, Corporation Trust Center, 1209Orange Street, Wilmington, Delaware 19801, County of New Castle. IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation on this 3rd day ofApril, 2019 ORGANIZER: Le L. gh (lst Authorized Person (nanan)